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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement (No. 333-12208) on Form F-4 of Terra Networks, S.A. of the report of Price Waterhouse Auditores, S.A., dated February 23, 1998 as a predecessor firm of PricewaterhouseCoopers Auditores, S.L., relating to the financial statements of Telefonica Servicios y Contenidos por la Red, S.A. (formerly Servicios y Contenidos por la Red, S.A.) as of December 31, 1997, which appears in such Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers Auditores, S.L.


Madrid, Spain
September 21, 2000